The CINTRA Select Fund, Inc.

                              _____________ SHARES

                                  COMMON STOCK
                               ($ 0.001 PAR VALUE)


                             UNDERWRITING AGREEMENT


October ___, 2003




Morgan Keegan & Company, Inc.
As Representative of the Several Underwriters
    Named in Schedule I
c/o Morgan Keegan & Company, Inc.
50 Front Street
Memphis, Tennessee 38103

Ladies and Gentlemen:

     The CINTRA Select Fund, Inc., a Maryland corporation (the "Company"), with the agreement of the Company's investment adviser, CINTRA Fund Management, LLC, a Delaware limited liability company (the "Investment Adviser"or "Adviser"), proposes to sell to the several underwriters named in Schedule I (collectively, the "Underwriters") an aggregate of [__________] shares (the "Firm Shares") of the Company's common stock, $0.001 par value per share (the "Common Stock"). The Firm Shares are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are set forth in Schedule I opposite the name of such Underwriter.

     Solely for the purpose of covering over-allotments in the sale of the Firm Shares, the Company grants to the Underwriters the right to purchase up to an additional [______] shares of Common Stock (the "Option Shares"), which option shall be exercisable in the manner, and such Option Shares shall be sold in the denominations, set forth in Section 3(b) below. The Firm Shares and Option Shares are herein sometimes referred to as the "Shares."

Section 1.        Representations and Warranties Relating to the Company

     The Company and the Investment Adviser jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

     (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (File Nos. 333-96821 and 811-21165), including a preliminary form of prospectus subject to completion and a statement of additional information, with respect to the Shares in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (all such rules and regulations, including Regulation S-X to the extent applicable, referred to hereinafter as the "Rules and Regulations"), and a notification on Form N-8A of registration of the Company as an investment company under the 1940 Act. Such amendments to such registration statement as may have been required, if any, prior to the date hereof have been filed with the Commission, and such amendments have been prepared in conformity with the 1933 Act, the 1940 Act and the Rules and Regulations. Copies of such registration statement and amendment or amendments and of each related preliminary prospectus, and the exhibits, financial statements and schedules, as finally amended and revised, have been delivered to you. The Company has prepared in the same manner, and proposes so to file with the Commission, one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, or (ii) a final prospectus in accordance with Rules 430A and 424(b) and paragraph (c) or
(h) of Rule 497 of the Rules and Regulations. The Company also may file a related registration statement with the Commission pursuant to Rule 462(b) of the Rules and Regulations for the purpose of registering certain additional shares of Common Stock, which registration statement will be effective upon filing with the Commission. As filed, such amendment, any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations and the final prospectus shall include all Rule 430A Information (as hereinafter defined) and, except to the extent that you shall agree in writing to a modification, shall be in all respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus) as the Company shall have previously advised you in writing would be included or made therein.

     The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Time (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information contained in any Prospectus (as hereinafter defined) and deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such Registration Statement becomes effective. The term "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted pursuant to Rule 430A of the Rules and Regulations to be omitted from the Registration Statement when it becomes effective. The term "462(b) Registration Statement" means any registration statement filed with the Commission pursuant to Rule 462(b) of the Rules and Regulations (including the Registration Statement and any Preliminary Prospectus or Prospectus incorporated therein at the time such registration statement becomes effective). For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any 462(b) Registration Statement or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system.

     (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened by the Commission or the state securities authority of any jurisdiction, and each Preliminary Prospectus, at the time of filing thereof conformed in all respects to the requirements of the 1933 Act, the 1940 Act, and the Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use in the Registration Statement or any 462(b) Registration Statement.

     (c) When the Registration Statement and any 462(b) Registration Statement shall become effective, when the Prospectus is first filed pursuant to Rule 424(b) of the Rules and Regulations, when any amendment to the Registration Statement or any 462(b) Registration Statement becomes effective, when any supplement to the Prospectus is filed with the Commission, and at each Closing Date (as hereinafter defined in Section 3), (i) the Registration Statement, the 462(b) Registration Statement, the Prospectus and all amendments thereof and supplements thereto will conform in all respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and (ii) neither the Registration Statement, the 462(b) Registration Statement, the Prospectus nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use in the Registration Statement or any 462(b) Registration Statement.

     (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to own, lease and license its properties, and conduct its business as currently conducted and as proposed in the Prospectus to be conducted. The Company has qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as currently conducted and as currently proposed to be conducted, requires such qualification, except where the failure to do so would not have a material adverse effect on the financial condition, results of operations, cash flows or prospects of the Company (a "Material Adverse Effect").

     (e) The Company has the full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. The Company has the full corporate power and authority to issue, sell and deliver the Shares as provided herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that the indemnification provisions set forth in Section 8 of this Agreement may be limited by applicable law or equitable principles, and except as enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and rules of law governing specific performance, injunctive relief and other equitable remedies.

     (f) The Company is duly registered with the Commission under the 1940 Act as a non-diversified, closed-end management investment company and no order of suspension or revocation of such registration has been issued and, to the knowledge of the Company and the Investment Adviser, no proceedings for that purpose have been instituted or threatened by the Commission.

     (g) To the knowledge of the Company and the Investment Adviser, no person is serving or acting as an officer, trustee or investment advisor of the Company except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations of the Commission promulgated under the Advisers Act (the "Advisers Act Rules and Regulations"). Except as disclosed in the Registration Statement and the Prospectus, to the knowledge of the Company and the Investment Adviser, no trustee of the Company is an "interested person" (as defined in the 1940 Act) of the Company or an "affiliated person" (as defined in the 1940 Act) of any Underwriter listed in Schedule I hereto.

     (h) Each consent, approval, authorization, order, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been made or obtained by the Company and is in full force and effect, except as may be required under applicable state securities laws. The issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, (i) will not result in a breach or violation of any of the terms and provisions of, or constitute a default by the Company under, its Certificate of Incorporation or Bylaws, (ii) will not result in a breach or violation of any of the terms or provisions of, or constitute a default by the Company, under, any provision of any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company is a party or to which it or its properties is subject, and (iii) will not result in a breach or violation of any statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Company or any of its properties.

     (i) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Description of Capital Stock." All of the issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable. The Common Stock of the Company conforms to the description of the Common Stock contained in the Registration Statement and the Prospectus. All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the 1933 Act and the 1940 Act or were exempt from the registration requirements of the 1933 Act and the 1940 Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. The Shares, when issued and delivered by the Company and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable and will conform in all respects to the description thereof contained in the Prospectus. No preemptive rights of shareholders exist with respect to any of the Shares, and no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company. No person or entity holds a right to require or participate in the registration under the 1933 Act of the Shares, and no person holds a right to require registration under the 1933 Act of any shares of Common Stock of the Company at any other time. None of the issued shares of capital stock of the Company has been issued in violation of any preemptive or similar rights. There are no outstanding options, warrants or other rights providing for the issuance of any share of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. There is no commitment, plan or arrangement to issue any share of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company, except as is disclosed in the Prospectus. The Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, limited liability company, joint venture, association or other entity.

     (j) The statement of assets and liabilities and the statement of operations included in the Registration Statement and the Prospectus, together with the related notes, present fairly the financial position of the Company at the date indicated and the results of its operations for the period specified, all in conformity with generally accepted accounting principles ("GAAP") and in conformity with Regulation S-X under the Rules and Regulations. No other financial statements or schedules are required by Form N-2, Regulation S-X or otherwise to be included in the Registration Statement, any 462(b) Registration Statement, the Preliminary Prospectus and the Prospectus.

     (k) Ernst & Young LLP, which has examined and is reporting upon the audited financial statements and schedules included in the Registration Statement and the Prospectus, are, and were during the periods covered by their report included in the Registration Statement and the Prospectus, independent public accountants with respect to the Company within the meaning of the 1933 Act and the Rules and Regulations.

     (l) The information set forth in the Prospectus under the caption "Fees and Expenses" has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based.

     (m) The Company has obtained, for the benefit of the Underwriters, from each of the Company's directors, officers and shareholders as of the date of this Agreement, a written agreement that for a period of 180 days from the date of the Prospectus such director, officer or shareholder will not, without your prior written consent, offer, sell, contract to sell, pledge, grant any option to purchase, or otherwise dispose of, directly or indirectly, any shares of Common Stock or other instrument which by its terms is convertible into, or exercisable or exchangeable for, any shares of Common Stock.

     (n) The Company is not in violation of its Certificate of Incorporation or Bylaws and, as of the date hereof, no default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a default in the due performance and observance of any obligation, agreement, covenant, consideration or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it or any of its properties is subject, and no violation of any law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, has occurred or exists, in any such case where the consequences of such violation or default would have a Material Adverse Effect.

     (o) Except as described in the Prospectus, there is not pending, nor to the Company's or the Investment Adviser's knowledge threatened, any action, suit, proceeding, inquiry or investigation, against the Company or any of its officers, directors or shareholders or to which the properties, assets or rights of the Company are subject, before or brought by any court or governmental agency or body or board of arbitrators, which would, if determined adversely to the Company, have a Material Adverse Effect, or which could prevent consummation of the transactions contemplated by this Agreement.

     (p) There are no contracts or other documents required by the 1933 Act, the 1940 Act or the Rules and Regulations to be described in or incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Prospectus or incorporated or filed as required. The agreements to which either the Company or the Investment Adviser is a party that are described in the Registration Statement and the Prospectus are valid and enforceable in all material respects by the Company and, to the best of the Company's and the Investment Adviser's knowledge, no party thereto is in breach or default under any of such agreements.

     (q) The Company owns, possesses or has obtained all permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities and other third parties as are necessary to own or lease, as the case may be, and to operate its properties and to conduct its businesses as presently conducted and as proposed in the Prospectus to be conducted, except where a failure to own, possess or obtain such permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations would not have a Material Adverse Effect. The Company has not received any notice relating to termination, revocation or modification of any such license, permit, franchise, certificate, consent, order, approval or authorization, which termination, revocation or modification would have a Material Adverse Effect.

     (r) The Company owns or possesses all intangible property rights and know-how for the conduct of its business as currently conducted and as proposed in the Prospectus to be conducted (collectively, the "Intellectual Property"), except where a failure to own or possess would not have a Material Adverse Effect. Except as described in the Prospectus, (i) no third parties have received rights to any such Intellectual Property from the Company; (ii) to the Company's knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts that would form a basis for any such claim; (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts that would form a basis for any such claim;
(v) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates, or would infringe or otherwise violate upon initiation of its business, any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts that would form a basis for any such claim; and (vi) to the Company's knowledge, there is no patent or patent application that contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or that is necessary for the conduct of its businesses as currently or contemplated to be conducted or that interferes with the issued or pending claims of any such Intellectual Property. None of the technology employed by the Company has been obtained or, to the Company's knowledge, is being used by the Company in violation of the rights of any person or third party. The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company.

     (s) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii)
transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (t) The Company has filed all federal, state, local and foreign income and franchise tax returns and tax forms required to be filed. The Company is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith and as to which adequate reserves have been provided. Such returns and forms are complete and correct in all material respects. The Company has made all payroll withholdings required to be made by it with respect to employees. The charges, accruals and reserves on the books of the Company in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes. There have been no tax deficiencies asserted and, to the Company's knowledge, no tax deficiency might be reasonably asserted or threatened against the Company that could individually or in the aggregate have a Material Adverse Effect.

     (u) The Company maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its business and, to the best of the Company's knowledge, generally consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, and casualty and liability (including but not limited to product liability) insurance covering the Company's operations, all of which insurance is in full force and effect.

     (v) Any advertising, sales literature or other promotional material (including "prospectus wrappers," "broker kits," "road show slides" and "road show scripts") authorized in writing by or prepared by the Company or the Investment Adviser used in connection with the public offering of the Shares (collectively, "sales material") does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All sales material complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of the National Association of Securities Dealers, Inc. ("NASD").

     (w) The Company intends to direct the investment of the proceeds of the offering described in the Prospectus in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended
("Subchapter M of the Code" and the "Code," respectively), and intends to qualify as a regulated investment company under Subchapter M of the Code.

     (x) Neither the Company nor its officers, directors, shareholders or affiliates have taken, and such parties will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in or constitute, the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

     (y) The Common Stock has been registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Shares have been approved for listing on the American Stock Exchange (the "AMEX"), subject to official notice of issuance.

     (z) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

     (aa) Except for the sale and issuance to the Investment Adviser of 6,667 shares of Common Stock in accordance with Section 14 of the 1940 Act or as otherwise described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule l44A under, or Regulations D or S of, the 1933 Act Regulations.

     (bb) The Company has good and marketable title to all personal property owned by it, free and clear of all encumbrances and defects; and all personal property held under lease by the Company is held by it under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company.

     (cc) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

     (dd) Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

Section 2. Representations and Warranties Relating to the Investment Adviser

     The Company and the Investment Adviser jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

     (a) The Investment Adviser has been duly organized and is validly existing as a limited liability company in good standing under the laws of its state of organization, with all requisite corporate power and authority to own, lease and license its properties, and conduct its business as currently conducted and as proposed in the Prospectus to be conducted. The Investment Adviser has qualified to do business and is in good standing as a foreign limited liability company in every jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as currently conducted and as proposed in the Prospectus to be conducted, requires such qualification, except where the failure to do so would not have a Material Adverse Effect.

     (b) The Investment Adviser is registered with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Advisory Agreement for the Company as contemplated by the Prospectus.

     (c) The description of the Investment Adviser in the Registration Statement and the Prospectus did not violate and does not violate the provisions of the 1933 Act, the 1940 Act, the Rules and Regulations, the Advisers Act or the Advisers Act Rules and Regulations and is true and correct and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) The Investment Adviser has the financial resources necessary for the performance of its services and obligations as contemplated in the Prospectus, this Agreement and under the Advisory Agreement.

     (e) The Investment Adviser has the full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Investment Adviser and constitutes the valid and binding agreement of the Investment Adviser enforceable against the Investment Adviser in accordance with its terms, except to the extent that the indemnification provisions set forth in
Section 8 of this  Agreement  may be  limited  by  applicable  law or  equitable principles, and except as enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and rules of law governing specific performance, injunctive relief and other equitable remedies.

     (f) The Investment Adviser is not in violation of its organizational documents (including any operating agreement) and, as of the date hereof, no default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a default in the due performance and observance of any obligation, agreement, covenant, consideration or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Investment Adviser is a party or by which it or any of its properties is subject, and no violation of any law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, has occurred or exists, in any such case where the consequences of such violation or default would have a Material Adverse Effect.

     (g) Except as described in the Prospectus, there is not pending, nor to the Company's or the Investment Adviser's knowledge threatened, any action, suit, proceeding, inquiry or investigation, against the Investment Adviser or any of its officers, directors or members or to which the properties, assets or rights of the Investment Adviser are subject, before or brought by any court or governmental agency or body or board of arbitrators, which would, if determined adversely to the Investment Adviser, have a Material Adverse Effect, or which could prevent consummation of the transactions contemplated by this Agreement.

     (h) The Investment Adviser owns, possesses or has obtained all permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities and other third parties as are necessary to own or lease, as the case may be, and to operate its properties and to conduct its businesses as presently conducted and as proposed in the Prospectus to be conducted, except where a failure to own, possess or obtain such permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations would not have a Material Adverse Effect. The Investment Adviser has not received any notice relating to termination, revocation or modification of any such license, permit, franchise, certificate, consent, order, approval or authorization, which termination, revocation or modification would have a Material Adverse Effect.

     (i) Any certificate signed by any officer of the Investment Adviser delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Investment Adviser to each Underwriter as to the matters covered thereby.

Section 3. Sale and Delivery of Shares to the Underwriters; Closing

     (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters named in Schedule I hereto, and each such Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of [$____] per share, the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

     (b) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional [ ] Option Shares on the same terms and conditions as the Firm Shares. The option hereby granted will expire if not exercised within the 45 day period after the first date on which the Firm Shares are released by you for sale to the public. The option granted hereby may be exercised by you, as Representative of the several Underwriters, in whole or in part (but not more than once), only for the purpose of covering the over-allotments that may be made in connection with the offering and distribution of the Firm Shares, by giving written notice to the Company. The notice of exercise shall set forth the number of Option Shares as to which the several Underwriters are exercising the option, and the time and date of payment and delivery thereof. Such time and date of delivery (the "Date of Delivery") shall be determined by you but shall not be earlier than the second business day after the date on which the notice of the exercise of the option shall have been given nor later than seven full business days after the exercise of such option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Shares, the Option Shares as to which the option is exercised shall be purchased by the Underwriters, severally and not jointly, in their respective underwriting obligation proportions.

     (c) Payment of the purchase price for and delivery of the Firm Shares shall be made at the offices of Morgan Keegan & Company, Inc., 50 Front Street, Memphis, Tennessee 38103 or at such other place as shall be agreed upon by the Company and you, at 9:00 A.M. (prevailing Eastern time), either (i) on the third full business day after the effective date of the Registration Statement, or
(ii) at such other time not more than ten full business days thereafter as you and the Company shall determine (unless, in either case, postponed pursuant to Section 11 hereof) (such date and time of payment and delivery being herein called the "Closing Time") (the Closing Time and each Date of Delivery, if any, being sometimes referred to as a "Closing Date"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for and delivery of the Option Shares shall be made at the offices of Morgan Keegan & Company, Inc. in the manner set forth above, or at such other place as the Company and you shall determine, on the Date of Delivery as specified in the notice from you to the Company. Payment for the Firm Shares and the Option Shares in immediately available funds shall be made by wire transfer to the respective bank accounts designated by the Company against delivery to you for the respective accounts of the Underwriters of the Shares to be purchased by them.

     (d) The Shares to be purchased by the Underwriters shall be in such denominations and registered in such names as you may request in writing at least two full business days before the Closing Time or the Date of Delivery, as the case may be. The Shares will be made available at the offices of Morgan Keegan & Company, Inc. or at such other place as Morgan Keegan & Company, Inc. may designate for examination and packaging not later than 9:00 A.M. (prevailing Eastern time) at least two full business days prior to the Closing Time or the Date of Delivery, as the case may be.

     (e) After the Registration Statement becomes effective, you intend to offer the Shares to the public as set forth in the Prospectus, but after the initial public offering of such Shares, you may from time to time increase or decrease the public offering price, in your sole discretion, by reason of changes in general market conditions or otherwise, in accordance with the 1940 Act and the Rules and Regulations.

Section 4. Certain Covenants of the Company and the Investment Adviser

     The Company and the Investment Adviser, jointly and severally, covenant and agree with each Underwriter as follows:

     (a) The Company will use its best efforts to cause the Registration Statement to become effective (if not yet effective at the date and time that this Agreement is executed and delivered by the parties hereto). If the Company elects to rely upon Rule 430A of the Rules and Regulations or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, and subject to the provisions of Section 4(b) of this Agreement, the Company will comply with the requirements of Rule 430A and will file the Prospectus, properly completed, pursuant to the applicable provisions of Rule 424(b), within the time period prescribed. If the Company elects to rely upon Rule 462(b), the Company shall file a 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 A.M., prevailing Eastern time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee. The Company will notify you immediately and confirm the notice in writing (i) when the Registration Statement, the 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or the 462(b) Registration Statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any 462(b) Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threat of any proceedings for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, use its reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

     (b) The Company will not at any time file or make any amendment to the Registration Statement or any amendment or supplement (i) to the Prospectus, if the Company has not elected to rely upon Rule 430A, or (ii) if the Company has elected to rely upon Rule 430A, to either the Prospectus included in the Registration Statement at the time it becomes effective or to the Prospectus filed in accordance with Rule 424(b), or (iii) if the Company has elected to rely upon Rule 462(b), to any 462(b) Registration Statement, in any case if you shall not have previously been advised and furnished a copy thereof a reasonable time prior to the proposed filing, or if you or counsel for the Underwriters shall reasonably object to such amendment or supplement.

     (c) The Company has furnished or will furnish to you, at the Company's expense, as soon as available, as many signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and signed copies of all consents and certificates of experts as you may reasonably request, and has furnished or will furnish to each Underwriter one conformed copy of the Registration Statement as originally filed and of each amendment thereto (but without exhibits).

     (d) The Company will deliver to each Underwriter, at the Company's expense, from time to time, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act and the Rules and Regulations. The Company will deliver to each Underwriter, at the Company's expense, as soon as the Registration Statement shall have become effective, and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as each Underwriter may reasonably request. The Company will use its best efforts to comply with the 1933 Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. In case you are required to deliver a prospectus within nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act or the Rules and Regulations, the Company will notify you and upon your request prepare promptly and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance. In case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, the Company will prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with the requirements of Section 10(a)(3) of the 1933 Act.

     (e) The Company will use its best efforts, in cooperation with you, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

     (f) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds."

     (g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement (in reasonable detail but which need not be audited) complying with the provisions of Section 11(a) of the 1933 Act and Rule 158 of the Rules and Regulations and covering a period of at least 12 months beginning after the effective date of the Registration Statement.

     (h) During a period of three years from the date hereof, the Company will furnish to you: (i) copies of all reports mailed to shareholders of the Company; and (ii) copies of all reports and financial statements furnished to or filed with the Commission, AMEX, any other securities exchange or the NASD.

     (i) For a period of 180 days from the date hereof (the "Lock-Up Period"), the Company will not, without your prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, hypothecate, pledge, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, or register or publicly announce any intent to register under the 1933 Act the offer or sale of any capital stock of the Company, except for the registration of the offer and sale of the Shares and sales to the Underwriters pursuant to this Agreement. The Company will not, and will use its best efforts to cause its officers, directors and affiliates not to, take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or any action which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares.

     (j) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

     (k) For as long as the Common Stock of the Company is publicly traded, the Company will use it best efforts to maintain the listing of its shares of Common Stock on the AMEX.

     (l) If at any time during the 30-day period after the Registration Statement becomes effective, any publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such publication or event necessitates a supplement or amendment of the Prospectus), the Company agrees to forthwith consult and cooperate with you concerning the Company's response to or comment on such publication or event.

     (m) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

     (n) The Company will file timely and accurate information with the Commission in accordance with Rule 463 of the Rules and Regulations or any successor provision.

     (o) The Company will direct the investment of the proceeds of the offering described in the Registration Statement and in the Prospectus in such a manner as to comply with the requirements of Subchapter M of the Code, and will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

     (p) The Company will supply the Underwriters with copies of all correspondence to and from and all documents issued to and by the Commission or the Commission staff in connection with the registration of the Shares under the 1933 Act.

Section 5. Payment of Expenses

     (a) The Company will pay or cause to be paid and bear all costs, fees and expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Preliminary Prospectus and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters; (ii) the preparation, printing and distribution of this Agreement, the Selected Dealer Agreement, and any instruments relating to any of the foregoing; (iii) the issuance and delivery of the Shares to the Underwriters, including any transfer taxes payable upon the sale of the Shares to the Underwriters (other than transfer taxes on resales by the Underwriters); (iv) the fees and disbursements of the Company's counsel and accountants; (v) the qualification of the Shares under the applicable securities laws in accordance with Section 4(e) hereof and any filing for review of the offering with the NASD, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith; (vi) the transfer agent's and registrar's fees and all miscellaneous expenses referred to in Item 26 of the Registration Statement; (vii) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Shares; and (viii) all other costs and expenses incident to the performance of the Company's obligations hereunder (including costs incurred in closing the purchase of the Option Shares, if any) that are not otherwise specifically provided for in this section. The Company, upon your request, will provide funds in advance for filing fees in connection with "blue sky" qualifications and the NASD.

Section 6. Conditions of Underwriters' Obligations

     The obligations of the Underwriters to purchase and pay for the Shares that they have severally agreed to purchase pursuant to this Agreement (whether Firm Shares at the Closing Time or, upon exercise of the option granted in Section 3, Option Shares on the Date of Delivery) are subject to the following conditions:

     (a) The Registration Statement shall have become effective not later than 5:30 P.M., prevailing Eastern time, on the date of this Agreement or, with your consent, at a later time and date not later, however, than 5:30 P.M., prevailing Eastern time, on the first business day following the date hereof, or at such later time or on such later date as you may agree to in writing; as of the Closing Date the Registration Statement shall remain effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings for either such purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company or the Investment Adviser, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. If the Company has elected to rely upon Rule 430A, a prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     (b) You shall have received the favorable opinion, dated the Closing Date, of Sullivan & Worcester, LLP, counsel for the Company, with respect to the Company, together with signed or reproduced copies of such opinions for each of the other Underwriters, in form and substance satisfactory to you and counsel for the Underwriters, stating that:

          (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction within the United States in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

          (ii) the Company has all power and authority necessary to own or hold its properties and to conduct its business as described in the Registration Statement and the Prospectus;

          (iii) the authorized, issued and outstanding capital stock as of October _____,2003 is as set forth under the heading "Description of Capital Stock" in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

          (iv) the outstanding shares of capital stock of the Company are free of statutory and contractual preemptive rights and have been issued in compliance with all state and federal securities laws; to such counsel's knowledge, there are no outstanding securities of the Company convertible or exchangeable into, or evidencing the right to purchase or subscribe for, any shares of capital stock of the Company, and there are no outstanding or authorized options, warrants or rights of a similar character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into, or evidencing the right to purchase or subscribe for, any shares of such capital stock; there are no restrictions upon the voting or transfer of any shares of the Company's capital stock pursuant to the Company's Certificate of Incorporation or Bylaws or any agreement or other instrument known to such counsel;

          (v) the Shares being delivered by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor, will be duly and validly issued, fully paid and non-assessable;

          (vi) to such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject which is required to be set forth in the Prospectus;

          (vii) the Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations, and no amendment to the Registration Statement is required to be filed which has not been filed;

          (viii) the Registration Statement was declared effective under the 1933 Act as of the date and time specified in such opinion, any required filing with the Commission of the Prospectus pursuant to Rule 424 of the Rules and Regulations was made as of the date specified in such opinion, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no order of suspension or revocation of registration pursuant to
     Section 8(e) of the 1940 Act has been issued, and no proceeding for either such purpose is pending or threatened by the Commission;

          (ix) the information in the Prospectus under the captions "Management of the Fund," "Automatic Dividend Reinvestment Plan," "Description of Capital Stock" and "Federal Taxation;" in the Statement of Additional Information under the captions "Management of the Fund," "The Adviser and Administrator" and "Taxation;" and in the Registration Statement under
     Section 29 (Indemnification), to the extent that it constitutes summaries of legal matters, summaries of the documents described therein, or legal conclusions, has been reviewed by such counsel, is correct in all material respects and constitutes a fair summary of the subject matter thereof;

          (x) the organizational documents of each of the Company and the Investment Adviser and this Agreement complies as to form in all material respects with the applicable provisions of the 1940 Act, the Advisers Act, the Rules and Regulations and the Adviser Act Rules and Regulations;

          (xi) the Company is registered with the Commission under the 1940 Act as a non-diversified, closed-end management investment company. To such counsel's knowledge, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened in writing by the Commission.

          (xii) to such counsel's knowledge, no person is serving as an officer, director or investment adviser of the Company except in accordance with the 1940 Act and the Rules and Regulations and the Advisers Act and the Advisers Act Rules and Regulations. Except as disclosed in the Registration Statement and Prospectus, to such counsel's knowledge, no director of the Company is an "interested person" (as defined in the 1940 Act) of an Underwriter.

          (xiii) to such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the 1933 Act, the 1940 Act or the Rules and Regulations which have not been so described or filed as exhibits to the Registration Statement;

          (xiv) this Agreement has been duly authorized, executed and delivered by the Company;

          (xv) the issue and sale of the Shares being delivered by the Company pursuant to this Agreement and the execution, delivery and compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the Certificate of
     Incorporation or Bylaws of the Company or any statute, order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets; and, except for the registration of the Shares under the 1933 Act and the 1940 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the 1934 Act and applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made;

          (xvi) there are no statutes or regulations that are required under the 1940 Act or the 1933 Act to be described in the Prospectus that are not described as required in all material respects;

          (xvii) to such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act and the 1940 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act and the 1940 Act; and

          (xviii) such opinion shall also be to the effect that (x) such counsel has acted as counsel to the Company and the Investment Adviser in connection with the preparation of the Registration Statement, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need express no belief), as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except as stated above) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as set forth in clause (ix) above).

     (c) You shall have received the favorable opinion, dated the Closing Date, of Sullivan & Worcester, LLP, counsel for the Investment Adviser, with respect to the Company, together with signed or reproduced copies of such opinions for each of the other Underwriters, in form and substance satisfactory to you and counsel for the Underwriters, stating that:

          (i) the Adviser has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction within the United States in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

          (ii) the Adviser has all power and authority necessary to own or hold its properties and to conduct its business as described in the Registration Statement and the Prospectus;

          (iii) the Adviser is registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Advisers Act Rules and Regulations, the 1940 Act or the Rules and Regulations from acting under the Advisory Agreement as contemplated by the Prospectus;

          (iv) This Agreement and the Advisory Agreement have been duly authorized by all requisite corporate action on the part of the Adviser, have each been executed and delivered on behalf of the Adviser and each constitutes a valid and binding obligation of the Adviser, enforceable against the Adviser in accordance with its terms;

          (v) to such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Adviser is a party or of which any property or assets of the Adviser is the subject which is required to be set forth in the Prospectus;

          (vi) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency of the United States or the State of Delaware (other than (i) under the 1933 Act, the 1940 Act and the Rules and Regulations;
     (ii) such as have been obtained; and (iii) as may be required under the securities or blue sky laws of the various states, as to each of which such counsel expresses no opinion) is necessary or required in connection with the performance by the Adviser of its obligations under this Agreement.

          (vii) the execution and delivery of this Agreement by the Adviser and performance by the Adviser of its obligations hereunder do not and will not, whether with or without the giving of notice or lapse of time or both, violate or constitute a breach of, or a default or repayment event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other material agreement or instrument known to such counsel and to which the Adviser is a party or by which it may be bound, or to which any of the property or assets of the Adviser is subject (except for conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect on the Investment Adviser), nor will such action result in any violation of the provisions of the organization documents of the Adviser, or any applicable material federal or State of Delaware law, statute, rule, or regulation, or any judgment, order, writ or decree, known to such counsel, of any governmental authority or administrative agency of the United States of America or the State of Delaware.

     (d) You shall have received a favorable opinion from Hunton & Williams LLP, counsel for the Underwriters, dated the Closing Date, with respect to the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

     (e) As of the Closing Date,

          (i) the Registration Statement, any 462(b) Registration Statement, and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act, the 1940 Act and the Rules and Regulations and in all respects shall conform to the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations, the Company shall have complied in all respects with Rule 430A (if it shall have elected to rely thereon) and neither the Registration Statement, any 462(b) Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (ii) there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, condition (financial or otherwise), shareholders' equity, results of operations, properties or prospects of the Company, otherwise than as set forth in the Prospectus, the effect of which is, in your judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the completion of the public offering or the sale of or payment for the Shares;

          (iii) no action, suit or proceeding at law or in equity before or by any federal, state or other commission, court, board or administrative agency shall be pending or, to the best of the Company's and the Investment Adviser's knowledge, threatened against the Company or the Investment Adviser that would be required to be set forth in the Prospectus, other than as set forth therein, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect;

          (iv) the Company and the Investment Adviser shall have complied with all agreements and satisfied all conditions contained herein in all respects on their respective parts to be performed or satisfied at or prior to such Closing Date; and

          (v) the representations and warranties of the Company and the Investment Adviser set forth in Sections 1 and 2 shall be accurate in all respects as though expressly made at and as of such Closing Date. You shall have received certificates, dated as of such Closing Date, executed by the President and Chief Executive Officer of each of the Company and the Investment Adviser to such effect and with respect to the following additional matters:

               (A) the Registration Statement has become effective under the 1933 Act and the 1940 Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued, no order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act has been issued, and no proceedings for either such purpose have been instituted or are pending or, to the best of their knowledge, threatened under the 1933 Act or the 1940 Act;

               (B) they have carefully reviewed the Registration Statement, any 462(b) Registration Statement and the Prospectus and when the Registration Statement and any 462(b) Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement, any 462(b) Registration Statement and the Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and neither the Registration Statement, any 462(b) Registration Statement, the Prospectus nor any amendment or supplement thereto included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth, and

               (C) all agreements herein to be performed by the Company and the Investment Adviser, respectively, on or prior to such Closing Date have been duly performed.

          (f) On the business day preceding the date of this Agreement, you shall have received from Ernst & Young LLP a letter addressed to the Underwriters and dated the date hereof, in form and substance satisfactory to you, together with signed or reproduced copies of such letter(s) for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (g) As of such Closing Date, you shall have received from Ernst &Young LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
     (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such Closing Date.

          (h) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or
     (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such as to make it, in your judgment, impracticable or inadvisable to proceed with the completion of the public offering or the sale of or payment for the Shares.

          (i) As of such Closing Date, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated in this Agreement and the matters referred to in Section 6(e) and in order to evidence the accuracy and completeness of any of the representations and warranties or statements of the Company and the Investment Adviser, the performance of any of the covenants of the Company and the Investment Adviser, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Investment Adviser at or prior to such Closing Date in connection with the authorization, issuance and sale of the Shares as contemplated in this Agreement shall be reasonably satisfactory in form and substance to you and to counsel for the Underwriters. The Company and the Investment Adviser will furnish you with such number of conformed copies of such opinion, certificates, letters and documents as you shall request.

          (j) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to such offering, such terms or the Underwriters' participation in the same.

          (k) The Firm Shares and the Option Shares, if any, shall have been approved for listing on the AMEX upon official notice of the issuance, sale and evidence of satisfactory distribution thereof pursuant to this underwritten public offering.

          (l) Each officer, director and shareholder of the Company as of the date of this Agreement shall have agreed in writing as to the matters set forth in Section 1(m).

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to such Closing Date, and such termination shall be without liability of any party to any other party.

Section 7.        [Intentionally Omitted]

Section 8.        Indemnification and Contribution

          (a) The Company and the Investment Adviser will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all such persons, from and against any losses, claims, damages or liabilities, joint or several, to which any such Underwriter or any such other person may become subject under the 1933 Act, the 1940 Act, the 1934 Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof arise out of or are based upon any breach of any representation, warranty or covenant of the Company or the Investment Adviser herein contained or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any 462(b) Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any `blue sky" application or other document executed by the Company or based upon any information furnished in writing by the Company filed in any jurisdiction in order to qualify any or all of the Shares under the securities laws thereof ("Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each Underwriter and each such partner, director, officer, employee and controlling person for any legal or other expenses reasonably incurred by such Underwriter, partner, director, officer, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Investment Adviser shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such 462(b) Registration Statement, such Preliminary Prospectus or the Prospectus, or such amendment or supplement, or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by you or by any Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by you or by any Underwriter through you consists of the information specified in Section 8(g) below; provided, further, that the Company and the Investment Adviser will not be liable for any such losses, claims, damages, or liabilities arising from the sale of the Shares to any person if a copy of the Prospectus (as first filed pursuant to Rule 424(b)) or the Prospectus as amended or supplemented by all amendments or supplements thereto which has been furnished to the Underwriters (within a reasonable amount of time prior to such sale) shall not have been sent, mailed or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, but only if and to the extent that such Prospectus, if so sent or delivered, would have cured the defect giving rise to, and been a complete defense against the person asserting, such loss, claim, damage or liability. In addition to its other obligations under this Section 8(a), the Company and the Investment Adviser agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any breach or any statement or omission, or any alleged statement or omission, described in this Section 8(a), it will reimburse the Underwriters, their partners, directors, officers, employees and controlling persons on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and the Investment Adviser's obligation to reimburse the Underwriters and such other persons for such expense and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to an Underwriter or any such other person within 30 days of a request for reimbursement shall bear interest at the prime rate (or reference rate or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by National Bank of Commerce, Memphis, Tennessee (the "Prime Rate") from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Company and the Investment Adviser may otherwise have.

          (b) Each Underwriter, severally but not jointly, will indemnify and hold harmless the Company and the Investment Adviser against any losses, claims, damages or liabilities to which the Company or the Investment Adviser may become subject under the 1933 Act, the 1940 Act, the 1934 Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any warranty or covenant by the Underwriters herein contained or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any 462(b) Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Blue Sky Application or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such 462(b) Registration Statement, such Preliminary Prospectus or the Prospectus, or such amendment or supplement, or any Blue Sky Application, in reliance upon and in conformity with information furnished to the Company by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information specified in
     Section 8(g) below, and will reimburse the Company and the Investment Adviser for any legal or other expenses reasonably incurred by the Company or the Investment Adviser in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 8(b), the Underwriters agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any breach or any statement or omission, or any alleged statement or omission, described in this Section 8(b), they will reimburse the Company and the Investment Adviser on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of their obligation to reimburse the Company or the Investment Adviser for such expense and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to the Company or the Investment Adviser within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Underwriters may otherwise have.

          The indemnity agreement in this Section 8(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each director of the Company or the Investment Adviser, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Investment Adviser within the meaning of
     Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as such agreement applies to the Company and the Investment Adviser.

          (c) Within ten days after receipt by an indemnified party under subsection (a) or (b) above of notice of commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. No indemnification provided in Sections 8(a) or 8(b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section 8. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in any of which events such fees and expenses shall be borne by the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 8(a) and 8(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 8(a) and 8(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses that is created by the provisions of Sections 8(a) and 8(b).

          (e) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this Section 8 is for any reason judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Investment Adviser and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the Investment Adviser and one or more of the Underwriters, as incurred, in such proportions that (i) the Underwriters are responsible pro rata for that portion represented by the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price (before deducting expenses) appearing thereon, and (ii) the Company and the Investment Adviser are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of
     Section 11(f)(1) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; provided, further, that if the allocation provided above is not permitted by applicable law, the Company, the Investment Adviser and the Underwriters shall contribute to the aggregate losses in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Investment Adviser and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by the Investment Adviser or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8(e), the partners, directors, officers and employees and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company and the Investment Adviser, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company or the Investment Adviser within the meaning of
     Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Investment Adviser.

          (f) The parties to this Agreement acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions of this Agreement, including without limitation the provisions of this Section 8, and are fully informed regarding such provisions. They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and the Investment Adviser and their businesses in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the 1933 Act and the 1940 Act. The parties are advised that federal or state public policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain of the provisions of this Section 8, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 8 and further agree not to attempt to assert any such defense.

          (g) For purposes of this Section 8, the Underwriters severally confirm, and the Company and the Investment Adviser acknowledge, that the concession and reallowance figures appearing in the second paragraph under the caption "Underwriting" and the information set forth under the heading "Stabilization, Short Positions and Penalty Bids" under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus constitutes the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement.

Section 9.        Representations and Agreements to Survive Delivery

          The representations, warranties, inde mnities, agreements and other statements of the Company and the Investment Adviser set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, the Investment Adviser, any Underwriter or any representative, officer, director or any controlling person with respect to an Underwriter, the Company or the Investment Adviser, and will survive delivery of and payment for the Shares or termination of this Agreement.

Section 10.       Effective Date of Agreement and Termination

          (a) This Agreement shall become effective immediately as to Sections 5 and 8 and, as to all other provisions, (i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 9:00 A.M., prevailing Eastern time, on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution of this Agreement, the Registration Statement has been declared effective, at 9:00 A.M., prevailing Eastern time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Shares for sale to the public. For the purposes of this Section 10, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams or facsimile messages (i) advising the Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first. By giving notice before the time this Agreement becomes effective, you, as the Representative of the several Underwriters, or the Company, may prevent this Agreement from becoming effective, without liability of any party to any other party, except that the Company shall remain obligated to pay costs and expenses to the extent provided in Section 5 hereof.

          (b) You may terminate this Agreement by notice to the Company at any time at or prior to the Closing Date in accordance with the last paragraph of Section 6 of this Agreement.

          (c) If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party, except that, notwithstanding any such termination, (i) the provisions of
     Section 5 and Section 8 shall remain in effect, and (ii) if any Shares have been purchased hereunder, the representations and warranties in Section 1 and Section 2 and all obligations under Section 4 shall also remain in effect.

Section 11.       Default by One or More of the Underwriters

          (a) If any Underwriter shall default in its obligation to purchase the Firm Shares that it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Firm Shares on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Firm Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Firm Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Firm Shares, or the Company notifies you that it has so arranged for the purchase of such Firm Shares, you or the Company shall have the right to postpone the Closing Time for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any persons substituted under this
     Section 11 with like effect as if such person had originally been a party to this Agreement with respect to such Firm Shares.

          (b) If, after giving effect to any arrangements for the purchase of the Firm Shares of a defaulting Underwriter or Underwriters made by you or the Company as provided in subsection (a) above, the aggregate number of Firm Shares that remains unpurchased does not exceed [100,000], then the Company shall have the right to require each non-defaulting Underwriter to purchase the Firm Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Firm Shares which such Underwriter agreed to purchase hereunder) of the Firm Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Firm Shares of a defaulting Underwriter or Underwriters made by you or the Company as provided in subsection (a) above, the number of Firm Shares that remains unpurchased exceeds [100,000], or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Firm Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

Section 12.       Default by the Company

          If the Company shall fail at the Closing Time to sell and deliver the respective aggregate number of Firm Shares that it is obligated to sell, then this Agreement shall terminate without any liability on the part of any non-defaulting party, except to the extent provided in Section 5 and except that the provisions of Section 8 shall remain in effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of its default.

Section 13.       Notices

          All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if mailed, delivered or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed c/o Morgan Keegan & Company, Inc., 50 Front Street, Memphis, Tennessee 38103, Attention: Mr. Minor Perkins, Managing Director (with a copy sent in the same manner to Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, Attention: David C. Wright, Esq.); and notices to the Company or the Investment Adviser shall be directed to The CINTRA Select Fund, Inc., 1725 I Street, N.W., Suite 300, Washington, DC 20006, Attention: J. Mitchell Reese (with a copy sent in the same manner to Sullivan & Worcester, LLP, 1666 K Street, N.W., Washington, DC 20006, Attention: David C. Mahaffey, Esq.). Each notice hereunder shall be effective upon receipt by the party to which it is addressed.


Section 14.       Parties

          This Agreement is made solely for the benefit of the Underwriters, the Investment Adviser and the Company and, to the extent so provided, the partners, directors, officers and employees of the Underwriters and any person controlling any of the Underwriters, the directors of the Company and the Investment Adviser, the officers of the Company who have signed the Registration Statement and any person controlling the Company or the
     Investment Adviser, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 11, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Shares.

Section 15.       Governing Law and Time

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Specified time of the day refers to United States Eastern Time, unless otherwise specified.

Section 16.       Counterparts

          This Agreement may be executed in any number of counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof; whereupon this instrument will become a binding agreement among the Company, the Investment Adviser and the several Underwriters in accordance with its terms.

                        Very truly yours,

                        THE CINTRA SELECT FUND, INC.

                        By:      _________________________________
                                 [Name, Title]



                          CINTRA FUND MANAGEMENT, LLC, as Investment Adviser:


                          By:    _________________________________
                                 [Name, Title]


Confirmed and accepted in Memphis, Tennessee, as of the date first above written, as Representative of the Underwriters named in Schedule I hereto.


MORGAN KEEGAN & COMPANY, INC.

By:  Morgan Keegan & Company, Inc.

       By:    _____________________________
              Minor Perkins, Managing Director

                                   SCHEDULE I


Underwriters

Morgan Keegan & Company, Inc.
Advest, Inc.
BB&T Capital Markets, A division of Scott & Stringfellow, Inc.
Stephens Inc.
Stifel, Nicolaus & Company, Incorporated

Total...........................................................................